SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 15, 2004 _______________________________________________

INTERNATIONAL FLAVORS & FRAGRANCES INC. _______________________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

New York ________________________________ (State or Other Jurisdiction of Incorporation)	1-4858 _________________________________ (Commission File Number)	13-1432060 ______________________________ (I.R.S. Employer Identification Number)

521 West 57th Street, New York, New York __________________________________________________________________ (Address of Principal Executive Offices)	10019 ___________________(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry Into a Material Definitive Agreement

                 At its meeting held on December 15, 2004, the Board of Directors of International Flavors & Fragrances Inc. (the “Company”) determined, with the assistance of independent compensation consultants, to change certain elements of the compensation for directors who are not employees of the Company (“Non-Employee Directors”), with such changes to take effect on the date of the Company’s 2005 Annual Meeting of Shareholders, as follows:

(a)	Each Non-Employee Director will receive an annual cash retainer of $50,000, an increase from the $30,000 each currently receives.

(b)	The Chairperson of the Audit Committee will also receive an annual cash retainer of $15,000, an increase from the $7,500 he currently receives. The Chairpersons of the Compensation Committee and Nominating and Governance Committee will each also receive an annual cash retainer of $7,500, an increase from the $3,750 each currently receives.

(c)	Non-Employee Directors will receive a cash fee of $2,000 for each meeting of the Board attended, an increase from the $1,500 they currently receive. Each member of the Audit Committee will receive a cash fee of $1,500 for each meeting of the Audit Committee attended, an increase from the $1,200 each currently receives. Members of the Compensation Committee and Nominating and Governance Committee will each receive a cash fee of $1,500 for each meeting of the respective Committee attended, an increase from the $1,000 each currently receives.

(d)	The lead director will also receive an annual cash fee of $7,500. The lead director position was established in November 2004 and the compensation for this position was not set at that time.

(e)	Non-Employee Directors will continue to receive an annual grant, in October of each year, of 1,000 shares of Common Stock of the Company from a pool of shares authorized by the Board in September 2000. Non-Employee Directors will continue to be required to defer their annual stock grant.

(f)	Non-Employee Directors will receive an annual grant, on the date of each Annual Meeting of Shareholders, of 750 Restricted Stock Units under the Company’s 2000 Stock Award and Incentive Plan, which will vest on the third anniversary of the date of grant. The 2000 Stock Option Plan for Non-Employee Directors (the “2000 Directors’ Plan”) was amended to provide that, beginning in 2005, the automatic grant of stock options to Non-Employee Directors under the 2000 Directors’ Plan will be suspended until such time as the Board further amends the 2000 Directors’ Plan to resume option grants.

(g)	Non-Employee Directors will continue to be eligible to participate in the Company’s Deferred Compensation Plan. A Non-Employee Director may defer all or a portion of his or her cash compensation, as well as any Restricted Stock Units granted to him or her, all subject to any changes necessitated by recent changes in the tax law.

                 At its meeting held on December 15, 2004, the Board also approved certain revisions to the target incentive percentages under the Company’s Annual Incentive Plan (the “AIP”). Under the AIP, certain eligible employees, including the Company’s executive officers, have an AIP award target set at a percentage of the employee’s base salary, which the employee may be eligible to receive if specific quantitative corporate and/or regional and/or functional, performance goals are achieved. The Board reduced the target AIP percentages for most participants with respect to AIP awards that participants may be eligible to receive for 2005 and thereafter, subject to periodic review. These target percentages were adjusted primarily to reflect local competitive practices more closely. With respect to the Company’s executive officers, the targets were reduced as follows:

Chief Executive Officer – AIP target was reduced from 125% to 120% of base salary
Chief Operating Officer – AIP target was reduced from 80% to 75% of base salary
Executive Vice President – AIP target was reduced from 60% to 55% of base salary
Senior Vice President – AIP target was reduced from 50% to 45% of base salary
Vice President and equivalent – AIP target was reduced from 40% to 35% of base salary

At its meeting held on December 15, 2004, the Board also approved certain revisions to the Company’s Executive Separation Policy (the “Policy”), including the following:

(a)	The Policy was amended to provide certain severance payments and benefits to designated officers and other key executives and employees of the Company and its subsidiaries in the event of certain types of termination of employment (i) prior to or more than two years after a “change in control” or (ii) within two years after a “change in control”. Prior to the Policy being amended, the time period in each case was three years after a “change in control” and thus the amendment reduced the time period following a “change in control” during which termination of employment would result in enhanced payments and benefits under the Policy.

(b)	The Policy was amended to reduce the amount of cash severance payments that may be payable under the Policy. Cash severance payments now will include a cash payment of a prorated portion of (i) the participant’s target long-term incentive plan award for each performance cycle on-going at the time of termination and (ii) the participant’s target annual incentive award for the year of termination. Prior to this amendment, the cash payments were determined based on the greater of the target award or the award that would have become payable had the participant’s employment continued through the end of the performance period and a participant was entitled to his or her entire long-term incentive plan award, rather than a pro-rated portion based on the number of days in the cycle prior to the participant’s termination.

(c)	The time period during which certain participants would be required not to compete with the Company, as a condition to receiving any payments and benefits under the Policy, was reduced from twenty-four months to eighteen months to conform to the time period during which such participants would be receiving such payments and benefits.

(d)	The Policy was expanded to cover an additional category of employees with lesser severance payments and benefits than those provided to the Company’s executive officers.

(e)	The Policy was amended to provide for a limited reduction in severance payments and benefits under certain circumstances to certain participants if such limited reduction would avoid imposition of the “golden parachute” excise tax and thus avoid the Company being obligated to pay a tax gross-up in circumstances in which the after-tax benefit to the participant would be relatively small.

(f)	Certain additional technical amendments were made to the Policy, including (i) clarifying that payments and benefits under the Policy would be payable only upon culmination certain events defined as being a “change in control”, as opposed to shareholder approval of such an event, (ii) defining a failure of the Company to require a successor to assume Company obligations under the Policy as “Good Reason” for a participant to terminate employment and be entitled to severance payments and benefits, (iii) providing that the effect of a “change in control” on performance-based awards would be governed by the specific award agreement, rather than being accelerated automatically under the Policy, and (iv) providing that severance payments and benefits would not be payable if termination of the participant is due to the participant’s misconduct relating to financial reporting under The Sarbanes-Oxley Act of 2002.

                 In order to satisfy the deferred compensation provisions of the newly enacted American Jobs Creation Act of 2004, the Board of Directors also adopted resolutions, at its meeting held on December 15, 2004, to demonstrate the Company’s good faith efforts to comply with and to expedite the preparation of appropriate plan revisions upon the promulgation of implementing regulations by the Internal Revenue Service and to authorize all such plan modifications.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of International Flavors & Fragrances Inc. 2000 Stock Award and Incentive Plan Non-Employee Directors’ Restricted Stock Unit Agreement

10.2	2000 Stock Option Plan for Non-Employee Directors as amended and restated as of December 15, 2004

10.3	Restated and Amended Executive Separation Policy (as amended through and including December 15, 2004)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2004	INTERNATIONAL FLAVORS & FRAGRANCES INC. By: /s/ Dennis M. Meany —————————————— Name: Dennis M. Meany Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of International Flavors & Fragrances Inc. 2000 Stock Award and Incentive Plan Non-Employee Directors’ Restricted Stock Unit Agreement

10.2	2000 Stock Option Plan for Non Employee Directors as amended and restated as of December 15, 2004

10.3	Restated and Amended Executive Separation Policy (as amended through and including December 15, 2004)